Exhibit 10.11

ARRIS INTERNATIONAL PLC

DEED OF GRANT

to

PARTICIPANTS IN THE PACE SHARESAVE

PLAN

Herbert Smith Freehills LLP

THIS DEED made the

BY

ARRIS INTERNATIONAL PLC a company incorporated in England with registration number 9551763 and having its registered office at 710 Wharfedale Road, Winnersh, England RG41 5TP (“ARRIS”).

1.	RECITALS

1.1	On 4 December 2015, Pace plc, a public limited company incorporated in the England with registration number 01672847, (“Pace”) was acquired by ARRIS by means of a scheme of arrangement under Part 26 of the Companies Act 2006 (the “Merger”).

1.2	Prior to the Merger, Pace operated the Pace Sharesave Plan (the “Plan”).

1.3	In connection with the Merger, the employees of Pace holding options over shares granted under the Plan and listed in Appendix 1 (the “Optionholders”) agreed with ARRIS to release their rights under option (the “Old Options”) in consideration of the grant of rights to acquire shares in ARRIS (the “New Options”), pursuant to Rule 19 of the Plan.

2.	GRANT OF NEW OPTIONS

2.1	Pursuant to the instructions given by the Optionholders to release their Old Options in exchange for New Options (in electronic form, as permitted under Rule 5.1 of the Plan), ARRIS hereby grants to each Optionholder the New Options, exercisable at the price per ordinary share in ARRIS (expressed in pounds Sterling) each as set out against the Participant’s name in Appendix 1.

2.2	Each New Option is granted on the same terms as the corresponding Old Option, save as set out in Rule 19.3 of the Plan.

2.3	ARRIS acknowledges that all such applicants are Eligible Employees under the Plan.

IN WITNESS whereof this Deed has been executed by ARRIS International Plc and is intended to be and is hereby delivered on the date first before written

Executed as a deed by ARRIS International plc acting by Robert Stanzione, a director:

…………………………

Director

in the presence of:

…………………

SIGNATURE OF WITNESS

NAME OF WITNESS:

ADDRESS OF WITNESS:

OCCUPATION OF WITNESS:

2